Exhibit 99.1

Contacts:

Joshua A. Grass	Susan Ferris
Sr. Manager, Investor & Financial Relations	Manager, Corporate Communications
BioMarin Pharmaceutical Inc.	BioMarin Pharmaceutical Inc.
415.506.6777	415.506.6701

For Immediate Release:

BioMarin Announces Third Quarter 2004 Financial Results

Conference Call and Webcast to be Held Today at 12:00 PM EST (18:00 CET)

Novato, CA, November 3, 2004 – BioMarin Pharmaceutical Inc. (Nasdaq and SWX: BMRN) today announced financial results for the third quarter of the fiscal year 2004. The company incurred a net loss of $29.5 million ($0.46 per share) for the third quarter ended September 30, 2004 compared to $21.3 million ($0.33 per share) for the third quarter ended September 30, 2003. The net loss was $105.0 million ($1.63 per share) for the nine months ended September 30, 2004 compared to $50.1 million ($0.81 per share) for the nine months ended September 30, 2003.

BioMarin’s net loss for the quarter ended September 30, 2004 included $3.8 million in non-cash charges related to the acquisition of the Ascent Pediatrics business. The non-cash charges related to the acquisition for the nine months ended September 30, 2004 were $41.4 million.

Louis Drapeau, Acting Chief Executive Officer of BioMarin commented, “The Board of Directors and senior management team have set specific goals for improving our financial position and strengthening our business without slowing the progress of our key product development programs. First, we are intensely focused on product outlicensing activities designed to bolster our cash position and reduce our development expenses while retaining the rights to market our products in the United States. Secondly, we are initiating strategic marketing campaigns for Orapred® in anticipation of new generic competition. Lastly, we have implemented company-wide cost reduction strategies that will reduce expenses in 2005.”

Mr. Drapeau continued, “In the next two months, we anticipate passing two important product development milestones. We expect to file for approval of Aryplase™ in the United States and European Union. Additionally, we plan to initiate a Phase 2 study of Phenoptin™ in phenylketonuria (PKU) patients and to discuss key elements of our PKU clinical development plan with the FDA. On a final note, the Board of Directors has interviewed several highly qualified candidates for the permanent CEO position at BioMarin.”

BioMarin recorded $0.2 million in net sales of Orapred® (prednisolone sodium phosphate oral solution) for the third quarter and $4.7 million for the nine months ended September 30, 2004. BioMarin began recording sales of Orapred after the close of the acquisition of the Ascent Pediatrics business from Medicis Pharmaceutical Corporation, which occurred on May 18, 2004. Prescriptions of Orapred for the first nine months of the 2004 increased 6 percent over the same period in 2003 (IMS; NPA).

Net sales of Aldurazyme® (laronidase) recorded by BioMarin/Genzyme LLC were $10.3 million for the third quarter ended September 30, 2004 compared to $3.4 million for the third quarter ended September 30, 2003. Aldurazyme was launched by Genzyme Corporation in the United States in May 2003 and in the European Union in June 2003. Net sales recorded by BioMarin/Genzyme LLC for the nine months ended September 30, 2004 were $27.0 million compared to $4.9 million for the same period in 2003. BioMarin’s 50 percent share of the loss from BioMarin/Genzyme LLC for the third quarter ended September 30, 2004 was $0.5 million.

BioMarin’s net loss in the third quarter of 2004 included: $12.8 million in selling, general and administrative expenses; $3.8 million in non-cash expenses related to the acquisition of the Ascent Pediatrics business from Medicis Pharmaceutical; $5.7 million in ongoing research and development expenses related to Aryplase™ (galsulfase) for the treatment of mucopolysaccharidosis VI; and research and development expenses of $2.6 million related to the advancement of the company’s PKU clinical development program.

Third Quarter Program Highlights

Investigational New Drug Application (IND) Filed With the U.S. Food and Drug Administration (FDA) for Phenoptin™ (6R-BH4) for PKU

On August 24, 2004, BioMarin announced it had filed an IND with the FDA for Phenoptin, a proprietary oral formulation of 6R-BH4. The company expects to initiate a Phase 2 clinical trial of Phenoptin based on this IND by the end of 2004.

Positive Phase 1b Clinical Data on Vibrilase™ (Vibriolysin) for Serious Burns

On August 25, 2004, BioMarin announced positive results from its Phase 1b clinical trial for Vibrilase, a topical enzyme for the treatment of serious burns. Data from the trial suggest that treatment with Vibrilase is generally safe and well-tolerated, and effective in debriding partial-thickness burns.

BioMarin will host a conference call and webcast to discuss third quarter financial results today at 12:00 PM EST (18:00 CET). This event can be accessed on the BioMarin website at: http://investor.biomarinpharm.com.

Date: November 3, 2004

Time: 12:00 PM EST (18:00 CET)

U.S. & Canada Toll-free Dial in #: 800-706-7741

International Dial in #: 617-614-3471

Participant Pass Code: 34306670

Replay Toll-free Dial in #: 888-286-8010

Replay International Dial in #: 617-801-6888

Replay Code #: 98459011

BioMarin Pharmaceutical Inc. develops and commercializes innovative biopharmaceuticals for serious diseases and medical conditions.

Forward-Looking Statement

This press release contains forward-looking statements about the business prospects of BioMarin Pharmaceutical Inc., including, without limitation, statements about: the performance of BioMarin’s product Orapred and BioMarin/Genzyme LLC’s product Aldurazyme; the financial performance of the company as a whole; the continued development and commercialization of Aldurazyme, Aryplase and Phenoptin; and actions by regulatory authorities. These forward-looking statements are predictions and involve risks and uncertainties such that actual results may differ materially from these statements. These risks and uncertainties include, among others: our joint venture partner’s success in continuing the commercialization or Aldurazyme; results and timing of current and planned preclinical studies and clinical trials; the content and timing of decisions by the U.S. Food and Drug Administration, the European Commission and other regulatory authorities concerning each of the described products; the market for each of these products and particularly Aldurazyme and Orapred; actual sales of Aldurazyme and Orapred; the possible development of competing products; the effect on sales of Orapred following the recent approval of a generic product that is therapeutically equivalent to Orapred; and those factors detailed in BioMarin’s filings with the Securities and Exchange Commission, including, without limitation, the factors contained under the caption “Factors That May Affect Future Results” in BioMarin’s 2003 Annual Report on Form 10-K and the factors contained in

BioMarin’s reports on Forms 10-Q and 8-K. Stockholders are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. BioMarin is under no obligation, and expressly disclaims any obligation, to update or alter any forward-looking statement, whether as a result of new information, future events or otherwise.

Aldurazyme® is a registered trademark of BioMarin/Genzyme LLC. All rights reserved.

Orapred® and Ascent® are registered trademarks of Medicis Pediatrics, Inc., and are used under license.

# # #

Consolidated Balance Sheets

(In thousands, except share and per share data)

	December 31, 2003	September 30, 2004
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$121,406	$34,981
Short-term investments	84,951	51,570
Restricted cash	—	25,198
Accounts receivable	—	119
Inventory	—	3,090
Investment in and advances to BioMarin/Genzyme LLC	16,058	22,650
Other current assets	2,854	3,079

Total current assets	225,269	140,687

Property and equipment, net	25,154	35,620
Acquired intangible assets, net	—	99,123
Goodwill	—	32,250
Other assets	5,917	4,550

Total assets	$256,340	$312,230

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$10,098	$24,541
Current portion of acquisition obligation, net of discount	—	48,747
Other current liabilities	2,717	2,427

Total current liabilities	12,815	75,715

Convertible debt	125,000	125,000
Equipment and facility loan	—	6,986
Long-term portion of acquisition obligation, net of discount	—	90,076
Other long-term liabilities	672	290

Total liabilities	138,487	298,067

Stockholders’ equity:
Common stock, $0.001 par value: 150,000,000 shares authorized; 64,156,285 and 64,388,138 shares issued and outstanding December 31, 2003 and September 30, 2004, respectively	64	64
Additional paid-in capital	414,110	420,758
Warrants	5,219	—
Deferred compensation	(145)	—
Accumulated other comprehensive loss	(17)	(260)
Accumulated deficit	(301,378)	(406,399)

Total stockholders’ equity	117,853	14,163

Total liabilities and stockholders’ equity	$256,340	$312,230

Consolidated Statements of Operations

For the Three and Nine Months Ended September 30, 2003 and 2004

(In thousands, except per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2004	2003	2004
Net product sales	$—	$181	$—	$4,744
Milestone revenue	—	—	12,100	—

Total revenue	—	181	12,100	4,744

Operating expenses:
Cost of sales (excludes amortization of developed product technology)	—	35	—	648
Research and development	14,211	11,806	36,784	37,670
Selling, general and administrative	1,956	12,761	9,364	24,304
Amortization of acquired intangible assets	—	1,694	—	2,513
Acquired in-process research and development	—	—	—	35,444
Equity in the loss of BioMarin/Genzyme LLC	4,503	507	16,642	3,965

Total operating expenses	20,670	26,803	62,790	104,544

Loss from operations	(20,670)	(26,622)	(50,690)	(99,800)
Interest income	781	573	1,787	1,997
Interest expense	(1,402)	(3,429)	(1,745)	(7,218)

Net loss from continuing operations	(21,291)	(29,478)	(50,648)	(105,021)
Gain on disposal of discontinued operations	—	—	577	—

Net loss	$(21,291)	$(29,478)	$(50,071)	$(105,021)

Net loss per share, basic and diluted:
Net loss from continuing operations	$(0.33)	$(0.46)	$(0.82)	$(1.63)
Gain on disposal of discontinued operations	—	—	0.01	—

Net loss	$(0.33)	$(0.46)	$(0.81)	$(1.63)

Weighted average common shares outstanding, basic and diluted	63,815	64,384	61,450	64,316